Exhibit 99.1

COMPANY CONTACT:	AT FINANCIAL RELATIONS BOARD:
James Mead	Claire Koeneman	Tim Grace
Chief Financial Officer	General Information	Media Inquiries
(312) 658-5740	(312) 640-6745	(312) 640-6667

WEDNESDAY, NOVEMBER 9, 2005

STRATEGIC HOTELS & RESORTS REPORTS THIRD QUARTER 2005

FINANCIAL RESULTS

Chicago, IL – November 9, 2005 – Strategic Hotel Capital, Inc. (NYSE: SLH), which operates as Strategic Hotels and Resorts, today reported results for the third quarter ended September 30, 2005.

Highlights

•	Increase of 12.4 percent Total RevPAR and 12.6 percent RevPAR in the North American same store portfolio; RevPAR was driven by a 9.2 percent rise in average daily rate and a 3.1 percent rise in occupancy.

•	Increase in quarterly adjusted EBITDA to $26.3 million from $13.8 million in the prior year period exceeds previous guidance; North American same store EBITDA margins increased by 350 basis points.

•	Quarterly FFO of $0.28 per fully converted share exceeds previous guidance.

•	Closed on the acquisition of the Fairmont Chicago for a purchase price including fees and costs of $158.0 million.

•	Completed follow-on offering of 12.8 million shares of common stock for net proceeds of $217.5 million.

•	Refinanced $238.9 million CMBS loan and amended line of credit to lower pricing and provide additional unused capacity.

•	Entered into an agreement to acquire the Hotel del Coronado in a joint venture with Kohlberg Kravis Roberts & Co., and KSL Resorts for a $745.0 million purchase price subsequent to the end of the quarter; the company will own a 45% managing interest.

•	Entered into agreements to sell two properties: the Embassy Suites Lake Buena Vista Resort and the Marriott Schaumburg, for sales prices of $56.5 million and $23.4 million respectively; closed subsequent to the end of the quarter.

Due to the company’s restructuring at its IPO in June 2004, nine-month period-over-period comparisons are not representative of performance. “Same store” hotel comparisons are derived from the company’s North American portfolio at September 30, 2005, and excludes properties held for less than one year (the Ritz-Carlton Half Moon Bay, acquired on August 24, 2004, the InterContinental Chicago and InterContinental Miami, both acquired on April 1, 2005 and the Fairmont Chicago acquired on September 1, 2005). Total North American and same store statistics exclude the Hyatt Regency New Orleans, which was taken out of service on August 29, 2005 due to damage from Hurricane Katrina, and the two properties designated as held for sale including the Embassy Suites Lake Buena Vista and the Marriott Schaumburg.

Laurence Geller, chief executive officer of Strategic Hotels & Resorts, commented, “Our exceptional results validate our focus on building a portfolio with intrinsic real estate value, the opportunities it creates, and our strategies to capitalize on those opportunities. We continue to demonstrate our ability to acquire quality assets and deliver solid operational growth and value enhancement.”

Mr. Geller also commented regarding the Hyatt Regency New Orleans property, “Hurricane Katrina was a terrible tragedy for the people of New Orleans and the State of Louisiana. Despite the damage to our property, we are well on the way to finalizing our damage assessment and working with our insurers on both casualty and business interruption claims. We are working not only on our plans for rebuilding our property, but also on creating a vibrant and busy cultural district centered around our hotel and the Superdome which will further enhance the prospects for our hotel.”

Operating Results

The company reported net loss available to common shareholders of $1.2 million or $0.03 per diluted share for the third quarter compared with a net loss of $3.1 million or $0.11 per diluted share for the third quarter of 2004. For the nine-month period ending September 30, 2005, the company reported net income available to common shareholders of $9.5 million or $0.29 per diluted share. Adjusted EBITDA for the third quarter exceeded previous guidance and was $26.3 million compared to $13.8 million for the third quarter of 2004. Adjusted EBITDA for the nine-month period was $89.3 million.

Funds from operations reported for the quarter exceeded previous guidance and was $13.0 million or $0.28 per fully converted share compared to $6.7 million or $0.17 per fully converted share for the third quarter of 2004. For the nine-month period, the company reported funds from operations of $52.1 million or $1.24 per fully converted share. “Fully converted” per share results represent funds from operations before minority interest adjustments, divided by the weighted average total number of shares and operating partnership units convertible into shares.

North American portfolio Total RevPAR, which includes revenues from food and beverage and other sources in addition to rooms, increased 14.0 percent during the quarter over the prior period in 2004. North American Total RevPAR for the nine-month period rose 14.3 percent. North American RevPAR increased 14.6 percent due primarily to a 9.5 percent rise in average daily rate. RevPAR for the nine-month period rose 14.8 percent.

North American same store Total RevPAR increased 12.4 percent in the third quarter over the prior period of 2004. Same store Total RevPAR rose 9.8 percent for the nine-month period. Same store RevPAR increased 12.6 percent driven by a 2.1 percent increase in occupancy and a 9.2 percent rise in average daily rate. Same store RevPAR rose 10.6 percent for the nine-month period. Same store EBITDA margins for the quarter increased by 350 basis points over the prior period in 2004.

For the European hotels, RevPAR for the third quarter increased by 2.8 percent over the third quarter of 2004, due primarily to a 3.5 percent increase in ADR. RevPAR increased 6.6 percent year-to-date.

Portfolio Update

During the quarter, Hurricane Katrina caused significant damage to the City of New Orleans. Due to the impact of this catastrophe, the Hyatt Regency New Orleans was taken out of service on August 29, 2005. The company has comprehensive property and casualty coverage, with a total claims limit of $350.0 million to cover both damage and business interruption. Management anticipates an approximate $11.0 million deductible. $10.0 million in partial insurance payments has been received and it is anticipated that certain additional payments will be received over the next several months. Although a full assessment of the required construction has not yet been completed, it is expected that a redevelopment of the property will be ongoing through at least year-end 2006, and that the hotel will be out of service during that time.

As previously announced, Strategic Hotels & Resorts closed on the acquisition of the 692-room Fairmont Chicago, located adjacent to the city’s new 24-acre Millennium Park and Lakeshore East, a $2.5 billion mixed-use development project, for a purchase price including fees and costs of $158.0 million. The company also entered into agreements to sell the Embassy Suites Lake Buena Vista and the Marriott Schaumburg. Subsequent to quarter end, the company closed on the disposition of the Marriott Schamburg for a sales price of $23.4 million and the Embassy Suites Lake Buena Vista for a sales price of $56.5 million.

Balance Sheet and Capital Market Activity

During the quarter, Strategic Hotels & Resorts closed on a follow-on common stock offering of 12,765,000 shares, including the underwriters’ over-allotment of 1,665,000 shares, at a price of $17.95 per share. Net proceeds totaled $217.5 million after payment of underwriting discounts and commissions and estimated offering expenses. Deutsche Bank Securities acted as sole book-running manager, with Goldman, Sachs & Co. as joint lead manager and Banc of America Securities LLC, Credit Suisse First Boston, Wachovia Securities, and Raymond James as co-managers.

Quarterly Distribution

Strategic Hotels & Resorts’ board of directors previously declared a third quarter dividend of $0.22 per share of common stock, payable to shareholders of record as of the close of business Friday, September 30, 2005. The dividend was paid on October 20, 2005. Additionally, the company’s board of directors declared a quarterly dividend of $0.53125 per share of 8.5% Series A Cumulative Redeemable Preferred Stock, which was paid on September 30, 2005 to shareholders of record as of September 20, 2005.

Recent Events

As previously announced, subsequent to the quarter end, Strategic Hotels & Resorts signed an agreement to acquire the Hotel del Coronado in a joint venture with Kohlberg Kravis Roberts & Co. and KSL Resorts for a $745.0 million purchase price. The company will own a 45% managing interest in the venture and receive asset management fees in addition to other fees for its services. The acquisition, which is expected to close in the first quarter of 2006, remains subject to closing conditions, including the prior buy-out of an existing stakeholder.

Strategic Hotels & Resorts also announced that subsequent to the quarter end, the company refinanced its $238.9 million CMBS loan, decreasing the size to $220.0 million, with the capacity to draw up to $350.0 million. In addition, the pricing was reduced by 56 basis points to LIBOR plus 85 basis points. The company also amended its line of credit, changing the pricing to leverage-based grid pricing with an initial rate of LIBOR plus 150 basis points from LIBOR plus 295 basis points previously, as well as reducing the size of the facility from $175.0 million to $125.0 million. The combined facilities provide $255 million of unused capacity.

The company also announced subsequent to quarter end, that it will begin doing business as Strategic Hotels & Resorts, in order to better represent the company’s asset intensive focus and ownership in high-end urban hotels and luxury resorts.

2005 Outlook

Company guidance reflects the continuing strength of its properties and removal of the Hyatt Regency New Orleans from service. For the full-year 2005, management anticipates Adjusted EBITDA will be in the range of $113.7 million to $115.2 million, net income available to common shareholders will be in the range of $11.1 million to $12.4 million, FFO will be in the range of $65.0 million and $66.5 million, and FFO per fully converted share will be in the range of $1.45 to $1.49. Estimates exclude gains on the sales of the Embassy Suites Lake Buena Vista and Marriott Schaumburg properties.

The company expects full year 2005 North American same store RevPAR growth in the range of 10.0 percent to 10.5 percent. The company expects full year 2005 North American same store Total RevPAR growth in the range of 9.0 percent to 9.5 percent.

The following tables reconcile projected 2005 net income to projected FFO and Adjusted EBITDA.

(in millions, except for per share data)	Low Range	High Range
Net income available to common shareholders	$11.1	$12.4
Depreciation and amortization	49.5	49.5
Realized portion of deferred gain on sale leasebacks	(4.4)	(4.4)
Deferred tax on realized portion of deferred gain	1.3	1.3
Minority interests adjustments	5.2	5.4
Adjustments from unconsolidated affiliates	2.3	2.3

Funds from Operations (FFO)	$65.0	$66.5
FFO per Share (fully converted)	$1.45	$1.49

(in millions, except for per share data)	Low Range	High Range
Net income available to common shareholders	$11.1	$12.4
Depreciation and amortization	49.5	49.5
Interest expense	38.1	38.1
Preferred shareholder dividend	6.7	6.7
Income taxes	3.0	3.0
Minority interests	5.2	5.4
Adjustments from unconsolidated affiliates	4.5	4.5
Realized portion of deferred gain on sale leasebacks	(4.4)	(4.4)

Adjusted EBITDA	$113.7	$115.2

For the fourth quarter 2005, the company anticipates that adjusted EBITDA will be in the range of $24.3 million to $25.9 million, net income available to common shareholders will be in the range of $1.6 million to $2.9 million, FFO will be in the range of $12.8 million and $14.4 million, and FFO per fully converted share will be in the range of $0.24 to $0.27. Estimates exclude gains on the sales of the Embassy Suites Lake Buena Vista and Marriott Schaumburg properties.

The company expects fourth quarter 2005 North American same store RevPAR growth in the range of 6.5 percent to 8.5 percent. The company expects fourth quarter 2005 North American same store Total RevPAR growth in the range of 5.5 percent to 7.5 percent.

The following tables reconcile projected fourth quarter 2005 net income to projected FFO and Adjusted EBITDA.

(in millions, except for per share data)	Low Range	High Range
Net income available to common shareholders	$1.6	$2.9
Depreciation and amortization	10.5	10.5
Realized portion of deferred gain on sale leasebacks	(1.1)	(1.1)
Deferred tax on realized portion of deferred gain	0.3	0.3
Minority interests adjustments	0.8	1.1
Adjustments from unconsolidated affiliates	0.7	0.7

Funds from Operations (FFO)	$12.8	$14.4
FFO per Share (fully converted)	$0.24	$0.27

(in millions, except for per share data)	Low Range	High Range
Net income available to common shareholders	$1.6	$2.9
Depreciation and amortization	10.5	10.5
Interest expense	9.2	9.2
Preferred shareholder dividend	2.1	2.1
Income taxes	(0.1)	(0.1)
Minority interests	0.8	1.1
Adjustments from unconsolidated affiliates	1.3	1.3
Realized portion of deferred gain on sale leasebacks	(1.1)	(1.1)

Adjusted EBITDA	$24.3	$25.9

The company’s full year and forth quarter guidance includes management’s estimate of the reduction in adjusted EBITDA, earnings and funds from operations from the Hyatt Regency New Orleans property that was damaged by Hurricane Katrina and taken out of service on August 29, 2005. It has been assumed that the company will recognize an insurance receivable from business interruption insurance and record operating income to offset continuing expenses incurred at the property. It is additionally assumed that the profit component of business interruption insurance will be recognized in a period subsequent to the end of the fourth quarter when all contingencies related to the insurance recoveries are resolved. Interest relating to the property’s secured financing will be capitalized as the property is presently out of service and under redevelopment. No determination has been made as to the total amount or timing of insurance payments.

Earnings Call

The company will conduct its quarterly conference call for investors and other interested parties on Thursday, November 10, 2005 at 10:00 a.m. Eastern Standard Time (EST). Interested individuals are invited to listen to the call by telephone at (800) 819-9193. To participate on the webcast, log on to www.strategichotels.com or www.earnings.com 15 minutes before the call to download the necessary software.

The company also produces supplemental financial data that includes detailed information regarding the operating results. This supplemental data is considered an integral part of this earnings release and together with the release, is available on the Strategic Hotels & Resorts website at www.strategichotels.com in the investor relations section.

About the Company

Strategic Hotel Capital, Inc. also operates under the name Strategic Hotels & Resorts and is a real estate investment trust, which owns and asset manages high-end hotels and resorts. The company has ownership interests in 16 properties with an aggregate of 7,585 rooms. For further information, please visit the company’s website at www.strategichotels.com.

This press release contains forward-looking statements about Strategic Hotels & Resorts (the “Company”). Except for historical information, the matters discussed in this press release are forward-looking statements subject to certain risks and uncertainties. Actual results could differ materially from the Company’s projections. Factors that may contribute to these differences include but are not limited to the following: failure of closing conditions to be satisfied; rising interest rates; availability of capital; ability to obtain or refinance debt; cash available for capital expenditures; delays and cost overruns associated with construction and development; availability of insurance to cover loses; competition; demand for hotel rooms in our current and proposed market areas; economic conditions generally and in the real estate market specifically; the effect of threats of terrorism and increased security precautions on travel patterns and hotel bookings; the outbreak of hostilities and international political instability; legislative or regulatory changes, including changes to laws governing the taxation of REITs; and changes in generally accepted accounting principles, policies and guidelines applicable to REITs.

Additional risks are discussed in the Company’s filings with the Securities and Exchange Commission. Although the Company believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. The forward-looking statements are made as of the date of this press release, and we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

(UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2005	2004	2005	2004
Revenues:
Rooms	$63,632	$39,170	$189,000	$199,666
Food and beverage	38,091	23,766	114,898	105,917
Other hotel operating revenue	12,380	9,482	38,229	36,112

	114,103	72,418	342,127	341,695
Lease revenue	5,514	5,692	13,493	20,919

Total revenues	119,617	78,110	355,620	362,614

Operating Costs and Expenses:
Rooms	16,257	10,051	44,868	51,339
Food and beverage	28,265	18,488	81,982	81,935
Other departmental expenses	34,661	23,679	96,490	96,623
Management fees	3,078	2,750	11,635	12,514
Other property level expenses	7,453	5,121	21,359	22,084
Lease expense	2,977	3,189	9,968	3,189
Depreciation and amortization	13,278	9,701	36,256	47,684
Corporate expenses	5,379	4,299	14,786	24,493

Total operating costs and expenses	111,348	77,278	317,344	339,861

Operating income	8,269	832	38,276	22,753
Interest expense	(10,215)	(5,882)	(27,531)	(55,107)
Interest income	382	42	1,126	1,003
Loss on early extinguishment of debt	—	(17)	—	(20,903)
Other income (expenses), net	2,425	1,359	7,048	(684)

Income (loss) before income taxes, minority interests and discontinued operations	861	(3,666)	18,919	(52,938)
Income tax expense	(214)	(405)	(2,749)	(760)
Minority interests	(235)	989	(4,339)	1,917

Income (loss) from continuing operations	412	(3,082)	11,831	(51,781)
Income (loss) from discontinued operations	486	(27)	2,298	74,532

Net income (loss)	898	(3,109)	14,129	22,751
Preferred shareholder dividend	(2,125)	—	(4,628)	—

Net (loss) income available to common shareholders	$(1,227)	$(3,109)	$9,501	$22,751

Basic (Loss) Earnings Per Share:
(Loss) income from continuing operations available to common shareholders per share	$(0.04)	$(0.11)	$0.22	$(2.31)
Income from discontinued operations available to common shareholders per share	0.01	0.00	0.07	3.32

Net (loss) income available to common shareholders per share	$(0.03)	$(0.11)	$0.29	$1.01

Basic weighted-average common shares outstanding	36,691	28,857	32,420	22,437

Diluted (Loss) Earnings Per Share:
(Loss) income from continuing operations available to common shareholders per share	$(0.04)	$(0.11)	$0.22	$(2.31)
Income from discontinued operations available to common shareholders per share	0.01	0.00	0.07	3.32

Net (loss) income available to common shareholders per share	$(0.03)	$(0.11)	$0.29	$1.01

Diluted weighted-average common shares outstanding	36,691	28,857	32,605	22,437

Our condensed consolidated statement of operations for the nine months ended September 30, 2004 include the results of the 14 hotel interests owned and leased by the company as of September 30, 2004, as well as the results of seven other hotels, which were distributed out of the company on June 29, 2004 in connection with the IPO and in which the company no longer has an ownership interest.

Condensed Consolidated Balance Sheets

(in thousands, except share data)

(UNAUDITED)

	September 30, 2005	December 31, 2004
Assets
Property and equipment	$1,290,827	$952,717
Less accumulated depreciation	(208,003)	(222,150)

Net property and equipment	1,082,824	730,567

Goodwill	66,656	66,438
Intangible assets (net of accumulated amortization of $940 and $87, respectively)	2,842	1,613
Assets held for sale	64,916	—
Investment in hotel joint venture	12,427	12,060
Cash and cash equivalents	63,556	40,071
Restricted cash and cash equivalents	29,906	26,979
Accounts receivable (net of allowance for doubtful accounts of $333 and $361, respectively)	35,798	21,056
Deferred financing costs (net of accumulated amortization of $3,604 and $1,420, respectively)	10,841	11,178
Other assets	80,930	80,388
Insurance recoveries receivable	31,360	—

Total assets	$1,482,056	$990,350

Liabilities and Shareholders’ Equity
Liabilities:
Mortgages and other debt payable	$654,061	$489,140
Bank credit facility	—	54,000
Liabilities of assets held for sale	41,421	—
Accounts payable and accrued expenses	91,707	58,946
Distributions payable	11,531	8,709
Deferred fees on management contracts	—	2,333
Deferred gain on sale of hotels	102,430	119,616

Total liabilities	901,150	732,744
Minority interests in SHCI’s operating partnership	74,513	61,053
Minority interests in consolidated joint ventures	15,612	—
Shareholders’ equity:
8.5% Series A Cumulative Redeemable Preferred Shares ($0.01 par value; 4,000,000 shares issued and outstanding; liquidation preference $25.00 per share)	97,540	—
Common shares ($0.01 par value; 150,000,000 common shares authorized; 43,878,273 and 30,035,701 common shares issued and outstanding, respectively)	439	300
Additional paid-in capital	688,020	483,691
Deferred compensation	(2,405)	(1,731)
Accumulated deficit	(257,744)	(271,873)
Accumulated distributions to shareholders	(41,250)	(13,447)
Accumulated other comprehensive income (loss)	6,181	(387)

Total shareholders’ equity	490,781	196,553

Total liabilities and shareholders’ equity	$1,482,056	$990,350

REIT Hotel Statements of Operations (a)

(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2005	2004	2005	2004
REIT Hotel Revenues:
Rooms	$63,632	$39,170	$189,000	$121,596
Food and beverage	38,091	23,766	114,898	70,070
Other hotel operating revenue	12,380	9,482	38,229	27,418

	114,103	72,418	342,127	219,084
Lease revenue (b)	5,514	5,692	13,493	17,384

REIT hotel revenues	119,617	78,110	355,620	236,468

REIT Hotel Expenses:
Rooms	16,257	10,051	44,868	27,425
Food and beverage	28,265	18,488	81,982	52,070
Other departmental expenses	34,661	23,679	96,490	65,332
Management fees	3,078	2,750	11,635	9,593
Other property level expenses	7,453	5,121	21,359	12,316
Lease expense	2,977	3,189	9,968	3,189

REIT hotel expenses	92,691	63,278	266,302	169,925

REIT Hotel Adjusted Operating Income	26,926	14,832	89,318	66,543
Interest expense, net	(9,833)	(5,840)	(26,405)	(31,866)
Loss on early extinguishment of debt	—	(17)	—	(8,240)
Other income (expenses), net (c)	1,175	109	3,298	(1,934)

Income before income taxes and minority interests	18,268	9,084	66,211	24,503
Income tax expense	(214)	(405)	(2,749)	(760)
Minority interests (d)	(235)	989	(4,339)	1,917

REIT Hotel Income	17,819	9,668	59,123	25,660
REIT depreciation and amortization	(13,278)	(9,701)	(36,256)	(27,999)
Corporate expenses	(5,379)	(4,299)	(14,786)	(24,493)
Asset management fees related to distributed assets (e)	1,250	1,250	3,750	1,250
Non-REIT hotel results, net	—	—	—	(26,199)
Income (loss) from discontinued operations	486	(27)	2,298	74,532

Net Income (Loss)	$898	$(3,109)	$14,129	$22,751

(a)	REIT hotel operating data above excludes the results of operations of the distributed assets that are required to be included in GAAP financial statement presentations prior to the date of the IPO because we are deemed to have continuing involvement as a result of our agreement to asset manage those assets. In addition, REIT hotel operating data above also excludes the results of operations of hotels sold or held for sale. As a result, we have presented only REIT hotel operating results and a reconciliation of REIT hotel income to net income (loss), the most directly comparable GAAP measure.

REIT hotel operating results are presented because we believe that it most fairly represents comparable period-to-period performance of our hotels and facilitates comparisons with other hotel REITs and hotel owners. Because of the elimination of the non-REIT hotel operations, the REIT hotel operating results do not represent our total revenues, expenses or operating profit in accordance with GAAP. These results should be considered in combination with our GAAP financial statements by investors when evaluating our performance.

(b)	Until March 1, 2004, the Hamburg Marriott was accounted for under the equity method. After March 1, 2004 when we acquired our joint venture partner’s 65% leasehold interest in the property, we record lease revenue for the Hamburg Marriott. Lease revenue for the three and nine months ended September 30, 2004 includes revenues from the Hyatt Regency New Orleans until June 29, 2004 when we converted the Hyatt Regency New Orleans lease to a management agreement. Prior to June 29, 2004, the Paris Marriott Champs Elysees was accounted for as a finance obligation and we consolidated its results because of a continuing involvement in supporting the financing of the property through a collateralized guarantee. On June 29, 2004, we recorded a sale and leaseback related to the Paris Marriott Champs Elysees. Subsequent to June 29, 2004, we earn only lease revenue from the Hamburg Marriott and the Paris Marriott Champs Elysees.

(c)	Other income (expenses), net includes our equity in earnings or losses of our investments in the Prague hotel joint venture for the three and nine months ended September 30, 2005 and 2004. Earnings or losses from our investment in the Hamburg Marriott hotel joint venture are included in the nine months ended September 30, 2004 until the acquisition of our joint venture partner’s interest in the property on March 1, 2004.

(d)	Minority interests represent interests held by others in SHC Funding and other entities controlled by SHCI, or for periods prior to the Offering, SHCI’s predecessor, Strategic Hotel Capital, LLC (SHC LLC). There are two components to SHCI’s minority interests. First, the Company reflects minority interests related to the InterContinental Chicago and Miami hotels on the balance sheet for the 15% portion of the properties consolidated by SHCI, but not owned by the Company. The $15,612,000 minority interest balance was established based on the agreed upon fair market value of the assets at the time of the transaction. The earnings or losses from these properties attributable to minority interests are normally reflected as minority interests in the statements of operations; however, based on the partnership agreements with IHG, SHCI receives a preferred return of all the net cash flow (as defined in the agreements) at the properties through December 31, 2005, up to a certain threshold. SHCI does not believe that threshold will be exceeded in 2005. Second, minority interest in SHC Funding on the consolidated balance sheets is calculated by dividing the number of units held by the minority interests by the sum of SHCI’s units and the units held by the minority interests, all calculated based on the units outstanding at the end of the period. Net income (loss) is allocated to minority interests in SHC Funding based on their weighted average ownership percentages during the period. The ownership percentage is calculated by dividing the number of units held by the minority interests by the sum of SHCI’s units and the units held by the minority interests, all calculated based on the weighted average days outstanding.

Prior to the Offering, minority interests represented the limited partners’ interests in limited partnerships that were controlled by SHCI’s predecessor, SHC LLC. The carrying value of the minority interest was increased by the minority interests’ share of partnership earnings and reduced by their semi-annual partnership cash distributions as well as return of capital distributions. SHC LLC’s units issued upon exchange of the limited partnership units have been accounted for at the cost of the minority interest surrendered.

(e)	The Company has an asset management agreement with SHC LLC, under which the Company manages the day-to-day business of SHC LLC for an annual fee of $5,000,000, payable monthly in arrears. The term of the agreement is for five years, commenced on June 29, 2004 and will renew automatically unless prior written notice is given. In addition, SHC LLC has the right to terminate the agreement if certain events occur. On each of September 8, 2005 and November 9, 2005, SHC LLC disposed of a property. SHC LLC has also entered into a purchase and sale agreement for the disposition of one additional property. As a result of the expected disposition of these three properties during 2005, beginning on January 1, 2006, the asset management fee is expected to be reduced by approximately $2,078,000 annually.

Non-GAAP Financial Measures

In addition to REIT hotel income, four other non-GAAP financial measures are presented for the Company that we believe are useful to investors as key measures of our operating performance: Funds from Operations, or FFO; Fully Converted FFO; Earnings Before Interest Expense, Taxes, Depreciation and Amortization, or EBITDA; and Adjusted EBITDA. Reconciliation of these measures to net (loss) income, the most directly comparable GAAP measure, is set forth in the following tables.

We compute FFO in accordance with standards established by the National Association of Real Estate Investment Trusts, or NAREIT, which adopted a definition of FFO in order to promote an industry-wide standard measure of REIT operating performance that would not have certain drawbacks associated with net (loss) income under GAAP. NAREIT defines FFO as net (loss) income (computed in accordance with GAAP) excluding (losses) or gains from sales of property plus real estate-related depreciation and amortization, and after adjustments for our portion of these items related to unconsolidated partnerships and joint ventures. We also present Fully Converted FFO, which is FFO plus convertible debt interest expense and minority interest expense on convertible minority interests. We believe that the presentation of FFO and Fully Converted FFO provides useful information to investors regarding our results of operations because they are measures of our ability to fund capital expenditures and expand our business. In addition, FFO is widely used in the real estate industry to measure operating performance without regard to items such as depreciation and amortization.

EBITDA represents net (loss) income excluding: (i) interest expense, (ii) income tax expense, including deferred income tax benefits and expenses applicable to our foreign subsidiaries and income taxes applicable to sale of assets; and (iii) depreciation and amortization. EBITDA also excludes interest expense, income tax expense and depreciation and amortization of our equity method investments. EBITDA for 2005 and 2004 is presented on a full participation basis, which means we have assumed conversion of all operating partnership minority interests into the Company’s common shares. We believe this treatment of minority interest provides more useful information for management and our investors and appropriately considers our current capital structure. We also present Adjusted EBITDA, which eliminates the effect of realizing deferred gains on our sale leasebacks. We believe EBITDA and Adjusted EBITDA are useful to an investor in evaluating our operating performance because they provide investors with an indication of our ability to incur and service debt, to satisfy general operating expenses, to make capital expenditures and to fund other cash needs or reinvest cash into our business. We also believe they help investors meaningfully evaluate and compare the results of our operations from period to period by removing the impact of our asset base (primarily depreciation and amortization) from our operating results. Our management also uses EBITDA and Adjusted EBITDA as measures in determining the value of acquisitions and dispositions.

We caution investors that amounts presented in accordance with our definitions of FFO, Fully Converted FFO, EBITDA and Adjusted EBITDA may not be comparable to similar measures disclosed by other companies, since not all companies calculate these non-GAAP measures in the same manner. FFO, Fully Converted FFO, EBITDA and Adjusted EBITDA should not be considered as an alternative measure of our net (loss) income or operating performance. FFO, Fully Converted FFO, EBITDA and Adjusted EBITDA may include funds that may not be available for our discretionary use due to functional requirements to conserve funds for capital expenditures and property acquisitions and other commitments and uncertainties. Although we believe that FFO, Fully Converted FFO, EBITDA and Adjusted EBITDA can enhance your understanding of our financial condition and results of operations, these non-GAAP financial measures, when viewed individually, are not necessarily a better indicator of any trend as compared to comparable GAAP measures such as net income. In addition, you should be aware that adverse economic and market conditions might negatively impact our cash flow. Below, we have provided a quantitative reconciliation of FFO, Fully Converted FFO, EBITDA and Adjusted EBITDA to the most directly comparable GAAP financial performance measure, which is net (loss) income , and provide an explanatory description by footnote of the items excluded from FFO, Fully Converted FFO, EBITDA and Adjusted EBITDA. Prior year amounts have been adjusted to conform to the current year presentation of a fully converted basis.

Reconciliation of Net (Loss) Income Available to Common Shareholders to EBITDA and Adjusted EBITDA

(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2005	2004	2005	2004
Net (loss) income available to common shareholders	$(1,227)	$(3,109)	$9,501	$22,751
Depreciation and amortization - continuing operations	13,278	9,701	36,256	47,684
Depreciation and amortization - discontinued operations	948	1,052	2,782	3,126
Interest expense - continuing operations	10,215	5,882	27,531	55,107
Interest expense - discontinued operations	493	372	1,376	2,567
Income taxes - continuing operations	140	669	2,980	983
Income taxes - discontinued operations	1	—	33	—
Minority interests	235	(989)	4,339	(1,917)
Adjustments from unconsolidated affiliates	1,113	1,329	3,135	4,608
Preferred shareholder dividend	2,125	—	4,628	—

EBITDA (a)	27,321	14,907	92,561	134,909
Realized portion of deferred gain on sale leasebacks	(1,048)	(1,122)	(3,294)	(1,122)

Adjusted EBITDA (a)	$26,273	$13,785	$89,267	$133,787

(a)	EBITDA and Adjusted EBITDA have not been adjusted for the following amounts included in net (loss) income because these gains (losses) have either occurred during the prior two years or are reasonably likely to occur within two years (in thousands).

•	Loss on early extinguishment of debt from continuing operations amounted to $17 and $20,903 for the three and nine months ended September 30, 2004, respectively.

•	Loss on early extinguishment of debt from discontinued operations amounted to $1,060 for the nine months ended September 30, 2004.

•	Gain on sale of assets from discontinued operations amounted to $75,982 for the nine months ended September 30, 2004.

Reconciliation of Net (Loss) Income Available to Common Shareholders to

Funds From Operations (FFO) and FFO - Fully Converted

(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2005	2004	2005	2004
Net (loss) income available to common shareholders	$(1,227)	$(3,109)	$9,501	$22,751
Depreciation and amortization - continuing operations	13,278	9,701	36,256	47,684
Depreciation and amortization - discontinued operations	948	1,052	2,782	3,126
Gain on sale of assets - continuing operations	—	—	(42)	—
Gain on sale of assets - discontinued operations	—	—	—	(75,982)
Realized portion of deferred gain on sale leasebacks	(1,048)	(1,122)	(3,294)	(1,122)
Deferred tax expense on realized portion of deferred gain on sale leasebacks	320	322	995	322
Minority interests adjustments	(3,055)	(2,807)	(8,302)	(2,931)
Adjustments from unconsolidated affiliates	529	881	1,574	2,680

FFO (a)	9,745	4,918	39,470	(3,472)
Convertible debt interest expense	—	—	—	4,105
Convertible minority interests	3,290	1,818	12,641	1,014

FFO - Fully Converted (a)	$13,035	$6,736	$52,111	$1,647

(a)	FFO and Fully Converted FFO have not been adjusted for the following amounts included in net (loss) income because these gains (losses) have either occurred during the prior two years or are reasonably likely to occur within two years (in thousands).

•	Loss on early extinguishment of debt from continuing operations amounted to $17 and $20,903 for the three and nine months ended September 30, 2004, respectively.

•	Loss on early extinguishment of debt from discontinued operations amounted to $1,060 for the nine months ended September 30, 2004.

Seasonality by Geographic Region

Same store revenues have been adjusted to show hotel performance on a comparable quarter-over-quarter basis. Adjustments include (i) exclusion of Hyatt Regency New Orleans due to a hurricane that ceased significant operations in August; (ii) exclusion of Marriott Schaumburg and Embassy Suites Lake Buena Vista Resort as their results of operations were reclassified to discontinued operations; and (iii) presentation of the European hotels without regard to either ownership structure or leaseholds. Acquisition properties and the related dates of purchase are as follows: Ritz-Carlton Half Moon Bay (August 24, 2004), InterContinental Chicago and InterContinental Miami (April 1, 2005), and Fairmont Chicago (September 1, 2005).

United States Hotels (as of September 30, 2005)

Acquisition property revenues - 4 Properties and 2,401 Rooms

Same store property revenues - 6 Properties and 2,779 Rooms

	Three Months Ended
	December 2004	March 31, 2005	June 30, 2005	September 30, 2005	Total
Acquisition property revenues	$12,171	$9,648	$41,839	$46,627	$110,285
Same store property revenues	52,963	57,589	53,918	48,805	213,275

Total revenues	$65,134	$67,237	$95,757	$95,432	$323,560
Same store seasonality %	24.8%	27.0%	25.3%	22.9%	100.0%

Mexican Hotels (as of September 30, 2005)

Same store property revenues - 2 Properties and 380 Rooms

	Three Months Ended
	December 2004	March 31, 2005	June 30, 2005	September 30, 2005	Total
Same store property revenues	$15,064	$17,085	$15,990	$12,646	$60,785
Same store seasonality %	24.8%	28.1%	26.3%	20.8%	100.0%

Total North American Hotels (as of September 30, 2005)

Acquisition property revenues - 4 Properties and 2,401 Rooms

Same store property revenues - 8 Properties and 3,159 Rooms

	Three Months Ended
	December 2004	March 31, 2005	June 30, 2005	September 30, 2005	Total
Acquisition property revenue	$12,171	$9,648	$41,839	$46,627	$110,285
Same store property revenue	68,027	74,674	69,908	61,451	274,060

Total revenues	$80,198	$84,322	$111,747	$108,078	$384,345
Same store seasonality %	24.8%	27.2%	25.5%	22.5%	100.0%

European Hotels (as of September 30, 2005)

Same store property revenues - 3 Properties and 841 Rooms

	Three Months Ended
	December 2004	March 31, 2005	June 30, 2005	September 30, 2005	Total
Same store property revenues	$19,999	$16,708	$23,179	$23,582	$83,468
Same store seasonality %	24.0%	20.0%	27.8%	28.2%	100.0%

Operating Statistics by Geographic Region

Operating results have been adjusted to show hotel performance on a comparable quarter-over-quarter basis. Adjustments include (i) exclusion of the seven properties distributed out of the Company in connection with the IPO; (ii) exclusion of Ritz-Carlton Half Moon Bay, InterContinental Chicago, InterContinental Miami and Fairmont Chicago’s partial year results; (iii) exclusion of Hyatt Regency New Orleans due to a hurricane that ceased significant operations in August; (iv) exclusion of Marriott Schaumburg and Embassy Suites Lake Buena Vista Resort as their results of operations were reclassified to discontinued operations; and (v) presentation of the European hotels without regard to either ownership structure or leaseholds.

United States Hotels (as of September 30, 2005)

6 Properties

2,779 Rooms

	Three Months Ended September 30,				Nine Months Ended September 30,
	2005	2004	Change		2005	2004	Change
Average Daily Rate	$149.75	$139.51	7.3%		$157.66	$147.80	6.7%
Average Occupancy	70.2%	68.5%	1.7	pts	73.1%	70.6%	2.5	pts
RevPAR	$105.13	$95.54	10.0%		$115.19	$104.28	10.5%
Total RevPAR	$196.01	$178.67	9.7%		$216.30	$198.57	8.9%
Property EBITDA Margin	19.6%	16.3%	3.3	pts	23.4%	21.5%	1.9	pts

Mexican Hotels (as of September 30, 2005)

2 Properties

380 Rooms

	Three Months Ended September 30,				Nine Months Ended September 30,
	2005	2004	Change		2005	2004	Change
Average Daily Rate	$305.59	$268.48	13.8%		$365.39	$346.07	5.6%
Average Occupancy	66.3%	61.3%	5.0	pts	70.6%	67.4%	3.2	pts
RevPAR	$202.47	$164.46	23.1%		$257.86	$233.09	10.6%
Total RevPAR	$361.73	$292.39	23.7%		$440.73	$391.11	12.7%
Property EBITDA Margin	21.9%	17.8%	4.1	pts	30.9%	30.6%	0.3	pts

Total North American Hotels (as of September 30, 2005)

8 Properties

3,159 Rooms

	Three Months Ended September 30,				Nine Months Ended September 30,
	2005	2004	Change		2005	2004	Change
Average Daily Rate	$167.98	$153.82	9.2%		$182.40	$171.07	6.6%
Average Occupancy	69.7%	67.6%	2.1	pts	72.8%	70.2%	2.6	pts
RevPAR	$117.12	$103.98	12.6%		$132.71	$120.03	10.6%
Total RevPAR	$216.41	$192.60	12.4%		$243.86	$222.12	9.8%
Property EBITDA Margin	20.1%	16.6%	3.5	pts	25.0%	23.5%	1.5	pts

European Hotels (as of September 30, 2005)

3 Properties

841 Rooms

	Three Months Ended September 30,				Nine Months Ended September 30,
	2005	2004	Change		2005	2004	Change
Average Daily Rate	$265.23	$256.27	3.5%		$249.41	$231.08	7.9%
Average Occupancy	86.7%	87.2%	(0.5	)pts	80.1%	81.1%	(1.0	)pts
RevPAR	$229.86	$223.59	2.8%		$199.80	$187.42	6.6%
Total RevPAR	$304.79	$297.38	2.5%		$276.45	$260.40	6.2%
Property EBITDA Margin	46.0%	45.1%	0.9	pts	41.3%	41.5%	(0.2	)pts

Selected Financial and Operating Information by Property (In Thousands, Except Operating Information)

The following tables present selected financial and operating information by property for the three and nine months ended September 30, 2005 and 2004. Property EBITDA reflects property net operating income plus depreciation and amortization.

	Three Months Ended September 30,				Nine Months Ended September 30,
	2005	2004	% Change		2005	2004	% Change
HYATT REGENCY NEW ORLEANS

Selected Financial Information (For purposes of comparison, we have provided financial information for this property as if the hotel was subject to a management agreement (it was on a lease prior to June 2004)):

Total revenues	$6,024	$11,412	(47.2)%		$37,981	$44,314	(14.3)%
Property EBITDA	$126	$2,234	(94.4)%		$9,962	$12,604	(21.0)%

Selected Operating Information (The number of rooms for the three and nine months ended September 30, 2005 was calculated using an average rate assuming no rooms were in use for the month of September due to the hurricane):

Rooms	798	1,184	(386)		1,054	1,184	(130)
Average occupancy	51.3%	53.5%	(2.2	)pts	59.2%	62.8%	(3.6	)pts
ADR	$110.20	$119.51	(7.8)%		$136.55	$139.12	(1.8)%
RevPAR	$56.51	$63.97	(11.7)%		$80.85	$87.37	(7.5)%
Total RevPAR	$82.06	$104.77	(21.7)%		$132.01	$136.60	(3.4)%
INTERCONTINENTAL CHICAGO
Selected Financial Information:
Total revenues	$17,621	N/A	N/A		N/A	N/A	N/A
Property EBITDA	$6,164	N/A	N/A		N/A	N/A	N/A

Selected Operating Information (This table includes statistical information only for our full periods of ownership. For the three months ended September 30, 2004, average occupancy was 83.0%, ADR was $162.99, RevPAR was $135.29 and Total RevPAR was $209.30. For the nine months ended September 30, 2005, average occupancy was 73.2%, ADR was $177.94, RevPAR was $130.16 and Total RevPAR was $200.97. For the nine months ended September 30, 2004, average occupancy was 72.0%, ADR was $159.88, RevPAR was $115.05 and Total RevPAR was $181.55):

Rooms	807	N/A	N/A		N/A	N/A	N/A
Average occupancy	83.0%	N/A	N/A		N/A	N/A	N/A
ADR	$182.46	N/A	N/A		N/A	N/A	N/A
RevPAR	$151.47	N/A	N/A		N/A	N/A	N/A
Total RevPAR	$237.34	N/A	N/A		N/A	N/A	N/A
HYATT REGENCY PHOENIX
Selected Financial Information:
Total revenues	$5,135	$5,913	(13.2)%		$26,836	$26,939	(0.4)%
Property EBITDA	$(124)	$221	(156.1)%		$6,809	$7,611	(10.5)%
Selected Operating Information:
Rooms	696	712	(16)		696	712	(16)
Average occupancy	47.2%	56.7%	(9.5	)pts	66.0%	65.0%	1.0	pts
ADR	$100.59	$100.49	0.1%		$132.60	$132.20	0.3%
RevPAR	$47.52	$56.97	(16.6)%		$87.51	$85.96	1.8%
Total RevPAR	$80.19	$90.27	(11.2)%		$141.24	$138.09	2.3%

	Three Months Ended September 30,				Nine Months Ended September 30,
	2005	2004	% Change		2005	2004	% Change
FAIRMONT CHICAGO

Selected Financial and Operating Information (No table has been provided since we did not own the property for the entire periods presented. For the three months ended September 30, 2005, average occupancy was 82.2%, ADR was $189.86, RevPAR was $156.15 and Total RevPAR was $258.99. For the three months ended September 30, 2004, average occupancy was 78.8%, ADR was $170.96, RevPAR was $134.79 and Total RevPAR was $225.21. For the nine months ended September 30, 2005, average occupancy was 75.1%, ADR was $181.44, RevPAR was $136.21 and Total RevPAR was $232.56. For the nine months ended September 30, 2004, average occupancy was 66.7%, ADR was $171.20, RevPAR was $114.27 and Total RevPAR was $197.17):

INTERCONTINENTAL MIAMI
Selected Financial Information:
Total revenues	$7,977	N/A	N/A		N/A	N/A	N/A
Property EBITDA	$474	N/A	N/A		N/A	N/A	N/A

Selected Operating Information (This table includes statistical information only for our full periods of ownership. For the three months ended September 30, 2004, average occupancy was 50.8%, ADR was $105.42, RevPAR was $53.50 and Total RevPAR was $92.20. For the nine months ended September 30, 2005, average occupancy was 73.9%, ADR was $150.76, RevPAR was $111.35 and Total RevPAR was $193.24. For the nine months ended September 30, 2004, average occupancy was 65.0%, ADR was $137.60, RevPAR was $89.39 and Total RevPAR was $158.28):

Rooms	641	N/A	N/A		N/A	N/A	N/A
Average occupancy	65.0%	N/A	N/A		N/A	N/A	N/A
ADR	$119.30	N/A	N/A		N/A	N/A	N/A
RevPAR	$77.57	N/A	N/A		N/A	N/A	N/A
Total RevPAR	$135.27	N/A	N/A		N/A	N/A	N/A
HILTON BURBANK AIRPORT AND CONVENTION CENTER
Selected Financial Information:
Total revenues	$7,292	$5,746	26.9%		$21,351	$17,569	21.5%
Property EBITDA	$2,273	$1,445	57.3%		$6,858	$4,749	44.4%
Selected Operating Information:
Rooms	488	488	—		488	488	—
Average occupancy	76.7%	61.2%	15.5	pts	75.4%	63.4%	12.0	pts
ADR	$125.87	$114.33	10.1%		$123.53	$113.98	8.4%
RevPAR	$96.48	$69.94	37.9%		$93.09	$72.28	28.8%
Total RevPAR	$162.42	$127.98	26.9%		$160.26	$131.39	22.0%

	Three Months Ended September 30,				Nine Months Ended September 30,
	2005	2004	% Change		2005	2004	% Change
MARRIOTT RANCHO LAS PALMAS RESORT
Selected Financial Information:
Total revenues	$5,129	$4,807	6.7%		$24,447	$23,613	3.5%
Property EBITDA	$(1,204)	$(1,310)	8.1%		$1,890	$1,898	(0.4)%
Selected Operating Information:
Rooms	444	444	—		444	444	—
Average occupancy	65.1%	63.9%	1.2	pts	69.4%	69.9%	(0.5	)pts
ADR	$97.49	$96.30	1.2%		$153.78	$145.29	5.8%
RevPAR	$63.45	$61.50	3.2%		$106.73	$101.58	5.1%
Total RevPAR	$137.52	$128.89	6.7%		$218.50	$211.04	3.5%
HYATT REGENCY LA JOLLA AT AVENTINE
Selected Financial Information:
Total revenues	$9,908	$8,920	11.1%		$28,859	$25,029	15.3%
Property EBITDA	$2,509	$1,990	26.1%		$6,934	$4,831	43.5%
Selected Operating Information:
Rooms	419	419	—		419	419	—
Average occupancy	84.5%	80.2%	4.3	pts	79.7%	76.4%	3.3	pts
ADR	$165.45	$161.36	2.5%		$164.39	$151.91	8.2%
RevPAR	$139.77	$129.43	8.0%		$131.04	$116.11	12.9%
Total RevPAR	$257.03	$231.40	11.1%		$252.29	$218.01	15.7%
MARRIOTT SCHAUMBURG
Selected Financial Information (For purposes of comparison, we have provided financial information for this property before the operating results were reclassified to discontinued operations):

Total revenues	$3,952	$3,604	9.7%		$11,414	$10,736	6.3%
Property EBITDA	$1,173	$639	83.6%		$3,064	$1,940	57.9%
Selected Operating Information:
Rooms	398	398	—		398	398	—
Average occupancy	69.5%	70.9%	(1.4	)pts	66.6%	66.5%	0.1	pts
ADR	$112.99	$104.62	8.0%		$113.56	$106.30	6.8%
RevPAR	$78.52	$74.17	5.9%		$75.59	$70.66	7.0%
Total RevPAR	$118.21	$107.80	9.7%		$113.80	$107.04	6.3%
MARRIOTT LINCOLNSHIRE RESORT
Selected Financial Information:
Total revenues	$9,297	$8,937	4.0%		$25,514	$25,893	(1.5)%
Property EBITDA	$1,816	$1,546	17.5%		$3,811	$3,729	2.2%
Selected Operating Information:
Rooms	390	390	—		390	390	—
Average occupancy	75.5%	76.4%	(0.9	)pts	66.3%	73.3%	(7.0	)pts
ADR	$121.89	$115.28	5.7%		$120.44	$108.77	10.7%
RevPAR	$91.99	$88.02	4.5%		$79.85	$79.68	0.2%
Total RevPAR	$283.79	$272.80	4.0%		$259.61	$263.46	(1.5)%

	Three Months Ended September 30,				Nine Months Ended September 30,
	2005	2004	% Change		2005	2004	% Change
LOEWS SANTA MONICA BEACH HOTEL
Selected Financial Information:
Total revenues	$12,044	$10,428	15.5%		$33,305	$29,298	13.7%
Property EBITDA	$4,298	$3,397	26.5%		$11,137	$9,106	22.3%
Selected Operating Information:
Rooms	342	342	—		342	342	—
Average occupancy	90.8%	86.4%	4.4	pts	87.5%	83.0%	4.5	pts
ADR	$281.16	$253.57	10.9%		$263.92	$244.09	8.1%
RevPAR	$255.36	$219.04	16.6%		$231.00	$202.62	14.0%
Total RevPAR	$382.79	$331.43	15.5%		$356.71	$312.65	14.1%
EMBASSY SUITES LAKE BUENA VISTA RESORT
Selected Financial Information (For purposes of comparison, we have provided financial information for this property before the operating results were reclassified to discontinued operations):
Total revenues	$3,214	$3,351	(4.1)%		$11,185	$10,649	5.0%
Property EBITDA	$755	$757	(0.3)%		$3,411	$3,096	10.2%
Selected Operating Information:
Rooms	333	333	—		333	333	—
Average occupancy	76.9%	86.4%	(9.5	)pts	80.4%	82.7%	(2.3	)pts
ADR	$117.08	$109.35	7.1%		$131.80	$121.66	8.3%
RevPAR	$89.99	$94.49	(4.8)%		$105.94	$100.65	5.3%
Total RevPAR	$104.91	$109.38	(4.1)%		$123.04	$116.71	5.4%
RITZ-CARLTON HALF MOON BAY
Selected Financial Information:
Total revenues	$14,663	N/A	N/A		$37,486	N/A	N/A
Property EBITDA	$3,257	N/A	N/A		$6,451	N/A	N/A

Selected Operating Information (This table includes statistical information only for our full periods of ownership. For the three months ended September 30, 2004, average occupancy was 74.1%, ADR was $336.20 RevPAR was $249.19 and Total RevPAR was $569.36 and for the nine months ended September 30, 2004, average occupancy was 63.9%, ADR was $316.42, RevPAR was $202.31 and Total RevPAR was $480.77 ):

Rooms	261	N/A	N/A		261	N/A	N/A
Average occupancy	76.0%	N/A	N/A		68.6%	N/A	N/A
ADR	$356.22	N/A	N/A		$326.57	N/A	N/A
RevPAR	$270.61	N/A	N/A		$224.01	N/A	N/A
Total RevPAR	$610.65	N/A	N/A		$526.10	N/A	N/A

	Three Months Ended September 30,				Nine Months Ended September 30,
	2005	2004	% Change		2005	2004	% Change
FOUR SEASONS MEXICO CITY
Selected Financial Information:
Total revenues	$5,173	$4,783	8.2%		$16,496	$15,866	4.0%
Property EBITDA	$872	$810	7.7%		$3,476	$3,777	(8.0)%
Selected Operating Information:
Rooms	240	240	—		240	240	—
Average occupancy	59.9%	57.6%	2.3	pts	64.0%	62.0%	2.0	pts
ADR	$213.36	$207.46	2.8%		$219.47	$216.76	1.3%
RevPAR	$127.73	$119.55	6.8%		$140.37	$134.33	4.5%
Total RevPAR	$234.28	$216.62	8.2%		$251.77	$241.27	4.4%
FOUR SEASONS PUNTA MITA RESORT
Selected Financial Information:
Total revenues	$7,473	$5,439	37.4%		$29,225	$24,856	17.6%
Property EBITDA	$1,896	$1,011	87.5%		$10,667	$8,672	23.0%
Selected Operating Information:
Rooms	140	140	—		140	140	—
Average occupancy	77.2%	67.5%	9.7	pts	81.9%	76.6%	5.3	pts
ADR	$428.16	$357.81	19.7%		$560.75	$525.46	6.7%
RevPAR	$330.59	$241.44	36.9%		$459.27	$402.38	14.1%
Total RevPAR	$580.20	$422.28	37.4%		$764.65	$647.97	18.0%

	Three Months Ended September 30,				Nine Months Ended September 30,
	2005	2004	% Change		2005	2004	% Change
INTERCONTINENTAL PRAGUE
Selected Financial Information (Amounts below are 100% of operations, of which SHCI owns 35%):
Total revenues	$9,068	$8,704	4.2%		$25,743	$24,532	4.9%
Property EBITDA	$4,268	$4,109	3.9%		$11,746	$11,443	2.6%
Selected Operating Information:
Rooms	372	372	—		372	372	—
Average Occupancy	86.6%	90.3%	(3.7	)pts	79.7%	81.2%	(1.5	)pts
ADR	$205.35	$195.64	5.0%		$208.00	$194.93	6.7%
RevPAR	$177.93	$176.76	0.7%		$165.77	$158.20	4.8%
Total RevPAR	$264.96	$254.32	4.2%		$253.49	$240.68	5.3%
MARRIOTT HAMBURG
Selected Financial Information (Amounts below are 100% of operations, of which SHCI owned 35% through March 2004):
Total revenues	$4,165	$4,316	(3.5)%		$12,619	$12,906	(2.2)%
Property EBITDA	$1,224	$1,189	2.9%		$3,786	$3,648	3.8%
Selected Operating Information:
Rooms	277	277	—		277	277	—
Average occupancy	84.7%	82.7%	2.0	pts	78.3%	80.3%	(2.0	)pts
ADR	$136.72	$139.83	(2.2)%		$146.20	$145.63	0.4%
RevPAR	$115.82	$115.71	0.1%		$114.46	$116.89	(2.1)%
Total RevPAR	$163.44	$169.36	(3.5)%		$166.87	$170.04	(1.9)%
PARIS MARRIOTT CHAMPS ELYSEES
Selected Financial Information:
Total revenues	$10,349	$9,989	3.6%		$25,108	$22,568	11.3%
Property EBITDA	$5,360	$5,084	5.4%		$10,686	$9,797	9.1%
Selected Operating Information:
Rooms	192	192	—		192	192	—
Average occupancy	89.5%	87.7%	1.8	pts	83.5%	82.2%	1.3	pts
ADR	$553.01	$535.69	3.2%		$465.46	$420.52	10.7%
RevPAR	$494.99	$469.97	5.3%		$388.86	$345.78	12.5%
Total RevPAR	$585.88	$565.50	3.6%		$479.01	$428.98	11.7%

Reconciliation of Property EBITDA to EBITDA

(in thousands)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2005		2004		2005		2004
Hotel	Property EBITDA	EBITDA	Property EBITDA	EBITDA	Property EBITDA	EBITDA	Property EBITDA	EBITDA
Hyatt Regency New Orleans	$126	$126	$2,234	$2,234	$9,962	$9,962	$12,604	$12,604
InterContinental Chicago (a)	6,164	6,164	—	—	—	12,523	—	—
Hyatt Regency Phoenix	(124)	(124)	221	221	6,809	6,809	7,611	7,611
Fairmont Chicago (b)	—	2,367	—	—	—	2,367	—	—
InterContinental Miami (a)	474	474	—	—	—	3,693	—	—
Hilton Burbank Airport and Convention Center	2,273	2,273	1,445	1,445	6,858	6,858	4,749	4,749
Marriott Rancho Las Palmas Resort	(1,204)	(1,204)	(1,310)	(1,310)	1,890	1,890	1,898	1,898
Hyatt Regency La Jolla at Aventine	2,509	2,509	1,990	1,990	6,934	6,934	4,831	4,831
Marriott Schaumburg (c)	1,173	—	639	—	3,064	—	1,940	—
Marriott Lincolnshire Resort	1,816	1,816	1,546	1,546	3,811	3,811	3,729	3,729
Loews Santa Monica Beach Hotel	4,298	4,298	3,397	3,397	11,137	11,137	9,106	9,106
Embassy Suites Lake Buena Vista Resort (c)	755	—	757	—	3,411	—	3,096	—
Ritz-Carlton Half Moon Bay	3,257	3,257	—	1,359	6,451	6,451	—	1,359
Four Seasons Mexico City	872	872	810	810	3,476	3,476	3,777	3,777
Four Seasons Punta Mita Resort	1,896	1,896	1,011	1,011	10,667	10,667	8,672	8,672
InterContinental Prague (d)	4,268	—	4,109	—	11,746	—	11,443	—
Marriott Hamburg (e)	1,224	17	1,189	40	3,786	87	3,648	1,360
Paris Marriott Champs Elysees (f)	5,360	2,185	5,084	2,089	10,686	2,653	9,797	6,847

	$35,137	$26,926	$23,122	$14,832	$100,688	$89,318	$86,901	$66,543

Adjustments:
Distributed Property EBITDA		$—		$—		$—		$28,387
Corporate expenses		(5,379)		(4,299)		(14,786)		(24,493)
Interest income		382		42		1,126		1,003
Loss on early extinguishment of debt		—		(17)		—		(20,903)
Other income (expenses), net		2,425		1,359		7,048		(684)
Income taxes		(73)		264		264		223
Income (loss) from discontinued operations		486		(27)		2,298		74,532
Depreciation and amortization - discontinued operations		948		1,052		2,782		3,126
Interest expense - discontinued operations		493		372		1,376		2,567
Adjustments from unconsolidated affiliates		1,113		1,329		3,135		4,608

EBITDA		$27,321		$14,907		$92,561		$134,909

(a)	On April 1, 2005, we purchased an 85% controlling interest in the joint ventures that own the InterContinental Chicago and Miami hotels. We consolidate these hotels for reporting purposes.

(b)	On September 1, 2005, we purchased the Fairmont Chicago for $158.0 million. We have not included the results of this hotel in Property EBITDA above since we did not own the property for the entire period.

(c)	As of September 30, 2005, these properties have been classified as held for sale. Therefore, their results of operations have been included in income (loss) from discontinued operations for the three and nine months ended September 30, 2005 and 2004.

(d)	We have a 35% interest in the joint venture that owns the InterContinental Prague and account for our investment under the equity method of accounting. Our equity in earnings of the hotel joint venture is included in other income (expenses), net in our consolidated statements of operations.

(e)	On March 1, 2004, we acquired the 65% interest we did not previously own in the joint venture that leases the Hamburg Marriott. On June 29, 2004, we eliminated the collateralized guarantee on the sale leaseback related to the property and no longer have continuing involvement which required treating the transaction as a financing. Accordingly, a sale of the Hamburg Marriott was recorded and the leaseback has now been recorded as an operating lease as of June 29, 2004. SHCI eliminated the finance obligation on the consolidated balance sheet and now records lease expense instead of mortgage interest and depreciation expense.

(f)	On June 29, 2004, we eliminated the collateralized guarantee related to the Paris Marriott Champs Elysees and no longer have continuing involvement as defined by generally accepted accounting principles. Accordingly, a sale of the Paris Marriott Champs Elysees was recorded and the leaseback has now been recorded as an operating lease as of June 29, 2004. SHCI eliminated the finance obligation on the consolidated balance sheet and now records lease expense instead of mortgage interest and depreciation expense.